UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________________________________________________________________________________
FORM 8-K
________________________________________________________________________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2024
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ALTRIA GROUP, INC.
(Exact name of registrant as specified in its charter)
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Virginia	1-08940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street,	Richmond,	Virginia	23230
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (804) 274-2200
_______________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.33 1/3 par value	MO	New York Stock Exchange
1.700% Notes due 2025	MO25	New York Stock Exchange
2.200% Notes due 2027	MO27	New York Stock Exchange
3.125% Notes due 2031	MO31	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced, Murray R. Garnick, Executive Vice President and General Counsel, of Altria Group, Inc. (“Altria”) announced his intention to retire effective April 1, 2024.

On February 27, 2024, the Compensation & Talent Development Committee of Altria’s Board of Directors (the “Committee”) determined that Mr. Garnick will remain eligible for cash payments under Altria’s (i) annual incentive award plan for 2024 and (ii) long-term incentive plans (“LTIPs”) for 2022-2024 and 2023-2025, in each case, pro-rated to the date of his retirement. The Committee approved a pro-rated payment under the annual incentive award plan of $244,700, reflecting his award target of 95% of his salary on April 1 and individual and company performance ratings at target. The Committee also approved pro-rated payments under the 2022-2024 and 2023-2025 LTIPs that will be based on an individual performance rating at target and a company performance rating using Altria’s actual business performance for each three-year performance cycle, as determined by the Committee after the conclusion of each cycle. His award target for each of the 2022-2024 and 2023-2025 LTIPs is 140% of each salary achieved over the applicable three-year performance cycle. These targets are consistent with the pre-existing targets for salary band B. There is no guarantee of any payment under the LTIPs, which, if earned, will be made following the end of the applicable performance cycle. Mr. Garnick will also be entitled to payments and benefits generally available to employees under the terms of Altria’s benefit plans.

Under the terms of the applicable award agreements, Mr. Garnick will forfeit all his unvested restricted stock unit (“RSU”) awards and unvested performance share unit (“PSU”) awards, specifically those granted in 2022 and 2023, immediately following his retirement. Mr. Garnick did not receive any stock awards in 2024. On February 27, 2024, the Committee approved cash payments to Mr. Garnick for (i) his unvested 2022 RSU award (24,273 RSUs) and unvested 2023 RSU award (25,728 RSUs) and (ii) his unvested 2022 PSU award (15,453 PSUs) and unvested 2023 PSU award (16,348 PSUs), in each case, pro-rated for the period that Mr. Garnick worked during the applicable performance and vesting periods. The value of the payments will be determined using the average closing price of Altria’s common stock on the New York Stock Exchange (“NYSE”) on each of the 20 trading days immediately preceding April 1, 2024. In addition, the value of the payments for the PSUs will be adjusted using Altria’s actual business performance for each three-year performance cycle ending in 2025 and 2026, as determined by the Committee after the conclusion of each cycle. The payment for the RSUs will be made in the fourth quarter of 2024; the payments for the PSUs will be made following the end of the applicable performance cycle. Based on the average closing price of Altria’s common stock on the NYSE on each of the 20 trading days immediately preceding February 28, 2024, the aggregate estimated cash payment for the RSUs is $1,066,279 and the aggregate estimated payment for the PSUs at a target business performance, which also includes target dividend equivalents, is $798,665. The final value of the payments will be determined at a later date based on the valuation method noted above and actual business performance.

The foregoing treatment is consistent with the Guidelines on Compensation Treatment for Departing Executive Officers, adopted by the Committee in 2021, as described in the “Compensation Discussion and Analysis” section of Altria’s proxy statement for its 2021 Annual Meeting of Shareholders (filed with the Securities and Exchange Commission on April 8, 2021). Altria’s annual incentive award program and other executive compensation programs are more fully described in the “Compensation Discussion and Analysis” section of Altria’s proxy statement for its 2023 Annual Meeting of Shareholders (filed with the Securities and Exchange Commission on April 6, 2023).

Mr. Garnick will remain subject to the restrictive covenants and other terms of the Executive Confidentiality and Non-Competition Agreement between Altria and Mr. Garnick for the period set forth in that agreement. A copy of the form of the Executive Confidentiality and Non-Competition Agreement was filed previously as Exhibit 10.2 to Altria’s Quarterly Report on Form 10-Q for the period ended March 31, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ W. HILDEBRANDT SURGNER, JR.
Name:	W. Hildebrandt Surgner, Jr.
Title:	Vice President, Corporate Secretary and
Associate General Counsel

DATE:    February 28, 2024

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